Exhibit 4.1
DESCRIPTION OF REGISTRANT’S SECURITIES
Registered Pursuant to Section 12 of the Securities Exchange Act of 1934
Carlyle Private Equity Partners Fund, L.P. (the “Fund”) has ten classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): the Fund’s Class S limited partnership units (“Class S Units”), Class D limited partnership units (“Class D Units”), Class I limited partnership units (“Class
I Units”), Class A-S limited partnership units (“Class A-S Units”), Class A-D limited partnership units (“Class A-I
Units”), Class E-S limited partnership units (“Class E-S Units”), Class E-D limited partnership units (“Class E-D
Units”), Class E-I limited partnership units (“Class E-I Units”) and Class C limited partnership units (“Class C
Units”) (collectively, the “Units”). In this exhibit, references to “we,” “us” or “our” refer only to the Fund and not any of its subsidiaries.
The following description of the Units is a summary of the material terms and provisions that apply to the Units. The summary does not purport to be complete. The summary is subject to and qualified in its entirety by reference to our amended and restated limited partnership agreement, as may be further amended and restated from time to time (the “Partnership Agreement”), which is filed as an exhibit to the
Annual Report on Form 10-K to which this exhibit relates and is incorporated by reference herein. We encourage you to carefully review the Partnership Agreement for additional information.
Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Annual Report on
Form 10-K to which this Description of Registrant’s Securities is attached as an exhibit or as defined in the
Partnership Agreement, as applicable.
General
There is currently no market for the Units, and we do not expect that a market for the Units will develop in the future. We do not intend for the Units to be listed on any national securities exchange. There are no outstanding options or warrants to purchase the Units.
Under the terms of the Partnership Agreement, Shareholders shall be entitled to the same limited liability extended to limited partners of limited partnerships formed under the Delaware Revised Uniform Limited
Partnership Act, 6 Del. C. § 17-101, et. seq. (the “DRULPA”). The Partnership Agreement provides that the exercise by any Shareholder of any right conferred under the Partnership Agreement will not be construed to constitute participation by such Shareholder in the control of the business of the Fund so as to make such Shareholder liable as a general partner for the debts and obligations of the Fund for purposes of the DRULPA. To the fullest extent permitted by law, no Shareholder owes any duty (fiduciary or otherwise) to the Fund or any other Shareholder or
CPEP GP, LLC (the “General Partner”) as a result of such Shareholder’s status as a Shareholder, other than to act in good faith (to the extent required by law); provided, that this in no way limits any express obligations of a
Shareholder provided for under the Partnership Agreement or in such Shareholder’s Subscription Agreement.
Units
Shareholders are not entitled to nominate or vote in the election of the Fund’s directors and, as such, the Fund is not required to file proxy statements or information statements under Section 14 of the Exchange Act except in those limited circumstances where a vote of Shareholders is required under the Partnership Agreement or Delaware law.
Further, Shareholders are not able to bring matters before meetings of Shareholders or nominate directors at such meeting, nor are they generally able to submit Shareholder proposals under Rule 14a-8 of the Exchange Act. Overall responsibility for the Fund’s oversight rests with the General Partner, subject to certain oversight rights held by the
Fund’s board of directors (the “Board of Directors”), as further described in the Annual Report on Form 10-K to which this exhibit relates.
Certain financial intermediaries through which a Shareholder was placed in the Fund may charge such
Shareholder upfront selling commissions, placement fees, subscription fees or other similar fees (“Subscription

Fees”) on Units that are paid by the Shareholder outside of its investment in the Fund and not reflected in the Fund’s net asset value (the “NAV”).
Standard Units
Class S Units
Each Class S Unit may be subject to a Subscription Fee of up to 3.0% of the NAV on Class S Units on the date of the purchase.
We pay TCG Capital Markets L.L.C. (the “Dealer Manager”) a servicing fee (“Servicing Fee”) with respect to our outstanding Class S Units equal to 0.85% per annum of the aggregate NAV of our outstanding Class S Units as of the last day of each month. The Dealer Manager anticipates that all or a portion of the Servicing Fee will be retained by, or reallowed (paid) to, participating brokers or other financial intermediaries for reporting, administrative and other services provided to a Shareholder by such participating brokers or other financial intermediaries, as applicable.
The Subscription Fees are not payable in respect of any Class S Units issued pursuant to our distribution reinvestment plan, but such units will be charged the Servicing Fee payable with respect to all our outstanding Class
S Units.
Class S Units are subject to a Management Fee of 1.25% per annum of the month-end NAV attributable to
Class S Units.
Class D Units
Each Class D Unit may be subject to a Subscription Fee of up to 1.5% of the NAV on Class D Units on the date of the purchase.
We pay the Dealer Manager a Servicing Fee with respect to our outstanding Class D Units equal to 0.25% per annum of the aggregate NAV of our outstanding Class D Units as of the last day of each month. The Dealer
Manager anticipates that all or a portion of the Servicing Fee will be retained by, or reallowed (paid) to, participating brokers or other financial intermediaries for reporting, administrative and other services provided to a Shareholder by such participating brokers or other financial intermediaries, as applicable.
The Subscription Fees are not payable in respect of any Class D Units issued pursuant to our distribution reinvestment plan, but such units will be charged the Servicing Fee payable with respect to all our outstanding Class
D Units.
Class D Units are subject to a Management Fee of 1.25% per annum of the month-end NAV attributable to
Class D Units.
Class I Units
No Subscription Fees will be paid with respect to sales of Class I Units or issuances of any Class I Units pursuant to the Fund’s distribution reinvestment plan. Further, no Servicing Fee is paid with respect to our outstanding Class I Units.
Class I Units are subject to a Management Fee of 1.25% per annum of the month-end NAV attributable to Class
I Units.

Anchor Units
The Anchor Units are only available to investors who subscribe at the first close of third-party capital into the
Fund, which occurred on October 1, 2025 (the “Initial Closing”).
Class A-S Units
Each Class A-S Unit may be subject to a Subscription Fee of up to 3.0% of the NAV on Class A-S Units on the
date of the purchase.
We pay the Dealer Manager a Servicing Fee with respect to our outstanding Class A-S Units equal to 0.85% per annum of the aggregate NAV of our outstanding Class A-S Units as of the last day of each month. The Dealer
Manager anticipates that all or a portion of the Servicing Fee will be retained by, or reallowed (paid) to, participating brokers or other financial intermediaries for reporting, administrative and other services provided to a Shareholder by such participating brokers or other financial intermediaries, as applicable.
The Subscription Fees are not payable in respect of any Class A-S Units issued pursuant to our distribution reinvestment plan, but such units will be charged the Servicing Fee payable with respect to all our outstanding Class
A-S Units.
With respect to Class A-S Units, the Management Fee was waived for the first twelve months following the
Initial Closing, and equals 0.75% per annum of the month-end NAV attributable to the Class A-S Units for a period of 24 months thereafter and 1.25% thereafter.
Class A-D Units
Each Class A-D Unit may be subject to a Subscription Fee of up to 1.5% of the NAV on Class A-D Units on the
date of the purchase.
We pay the Dealer Manager a Servicing Fee with respect to our outstanding Class A-D Units equal to 0.25%
per annum of the aggregate NAV of our outstanding Class A-D Units as of the last day of each month. The Dealer
Manager anticipates that all or a portion of the Servicing Fee will be retained by, or reallowed (paid) to, participating brokers or other financial intermediaries for reporting, administrative and other services provided to a Shareholder by such participating brokers or other financial intermediaries, as applicable.
The Subscription Fees are not payable in respect of any Class A-D Units issued pursuant to our distribution reinvestment plan, but such units will be charged the Servicing Fee payable with respect to all our outstanding Class
A-D Units.
With respect to Class A-D Units, the Management Fee was waived for the first twelve months following the
Initial Closing, and equals 0.75% per annum of the month-end NAV attributable to the Class A-D Units for a period of 24 months thereafter and 1.25% thereafter.
Class A-I Units
No Subscription Fees will be paid with respect to sales of Class A-I Units or issuances of any Class A-I Units pursuant to the Fund’s distribution reinvestment plan. Further, no Servicing Fee is paid with respect to our outstanding Class A-I Units.
With respect to Class A-I Units, the Management Fee was waived for the first twelve months following the
Initial Closing and equals 0.75% per annum of the month-end NAV attributable to the Class A-I Units for a period of 24 months thereafter and 1.25% thereafter.

Early Investor Units
The Early Investor Units are only available to investors until the one-year anniversary of the Initial Closing.
Class E-S Units
Each Class E-S Unit may be subject to a Subscription Fee of up to 3.0% of the NAV on Class E-S Units on the
date of the purchase.
We pay the Dealer Manager a Servicing Fee with respect to our outstanding Class E-S Units equal to 0.85% per annum of the aggregate NAV of our outstanding Class E-S Units as of the last day of each month. The Dealer
Manager anticipates that all or a portion of the Servicing Fee will be retained by, or reallowed (paid) to, participating brokers or other financial intermediaries for reporting, administrative and other services provided to a Shareholder by such participating brokers or other financial intermediaries, as applicable.
The Subscription Fees are not payable in respect of any Class E-S Units issued pursuant to our distribution reinvestment plan, but such units will be charged the Servicing Fee payable with respect to all our outstanding Class
E-S Units.
With respect to Class E-S Units, the Management Fee equals 0.75% per annum of the month-end NAV attributable to the Class E-S Units for the first 36 months following the Initial Closing and 1.25% thereafter.
Class E-D Units
Each Class E-D Unit may be subject to a Subscription Fee of up to 1.5% of the NAV on Class E-D Units on the
date of the purchase.
We pay the Dealer Manager a Servicing Fee with respect to our outstanding Class E-D Units equal to 0.25% per annum of the aggregate NAV of our outstanding Class E-D Units as of the last day of each month. The Dealer
Manager anticipates that all or a portion of the Servicing Fee will be retained by, or reallowed (paid) to, participating brokers or other financial intermediaries for reporting, administrative and other services provided to a Shareholder by such participating brokers or other financial intermediaries, as applicable.
The Subscription Fees are not payable in respect of any Class E-D Units issued pursuant to our distribution reinvestment plan, but such units will be charged the Servicing Fee payable with respect to all our outstanding Class
E-D Units.
With respect to Class E-D Units, the Management Fee equals 0.75% per annum of the month-end NAV attributable to the Class E-D Units for the first 36 months following the Initial Closing and 1.25%.
Class E-I Units
No Subscription Fees will be paid with respect to sales of Class E-I Units or issuances of any Class E-I Units pursuant to the Fund’s distribution reinvestment plan. Further, no Servicing Fee is paid with respect to our outstanding Class E-I Units.
With respect to Class E-I Units, the Management Fee equals 0.75% per annum of the month-end NAV attributable to the Class E-I Units for the first 36 months following the Initial Closing and 1.25% thereafter.
Class C Units
No Subscription Fees will be paid with respect to sales of Class C Units or issuances of any Class C Units pursuant to the Fund’s distribution reinvestment plan. Further, no Servicing Fee is paid with respect to our outstanding Class C Units. Class C Units do not pay a Management Fee or an Incentive Allocation.

Class C Units are available to Other Carlyle Accounts that invest in the Fund as part of custom mandates and to
Carlyle and certain of its affiliates and employees, officers and directors and other persons as determined by the
General Partner in its discretion, and are not being offered to other investors.
Distributions
The Fund does not expect to make distributions on a regular basis, although the Fund may declare distributions from time to time as authorized by the General Partner. The Fund expects to primarily redeploy any proceeds or current income generated from Investments, into additional Investments, or otherwise use for the liquidity needs of the Fund. Any distributions the Fund makes are at the discretion of the General Partner, considering factors such as earnings, cash flow, capital needs, taxes and general financial condition and the requirements of applicable law. As a result, the Fund’s distribution rates and payment frequency may vary from time to time. There is no assurance the
Fund will pay distributions in any particular amount, if at all.
Shareholders of record as of the record date will be eligible for distributions declared. The per Unit amount of distributions on each Class may differ if different Class-specific fees and expenses are deducted from the gross distributions for each Class. In the event the Fund makes any distributions, the Fund has adopted an “opt out”
distribution reinvestment plan, pursuant to which the Fund will reinvest all cash distributions authorized by the
General Partner in additional Units on behalf of Shareholders who do not elect to receive their distributions in cash.
Transfers
Pursuant to the Partnership Agreement, Shareholders may transfer part or all their Units but must provide 60 calendar days' notice to the General Partner (or such reasonably shorter period as is agreed to by the General
Partner). The General Partner may refuse such requested transfer for certain reasons, as further described in the
Partnership Agreement.
Delaware Law and Certain Provisions of the Partnership Agreement
Organization and Duration
The Fund was formed on February 11, 2025 as a Delaware limited partnership. The Fund will remain in existence until dissolved in accordance with the Partnership Agreement or pursuant to Delaware law. The
Partnership Agreement provides that the Fund will be dissolved upon (i) a determination made by the General
Partner at any time in its sole discretion that the dissolution and winding up of the Fund is in the best interests of the
Fund, (ii) a GP Event of Withdrawal or the termination, dissolution or withdrawal of the General Partner, (iii) the entry of a decree of dissolution of the Fund pursuant to Section 18-802 of DRULPA, or (iv) any event that causes the last remaining limited partner of the Fund to cease to be a limited partner of the Fund, unless the Fund is continued without dissolution as permitted by the DRULPA .
Purpose
Under the Partnership Agreement, the purpose of the Fund is to make, hold, own, monitor, convey, exchange, transfer or otherwise dispose of investments in accordance with the investment objectives and policies of the Fund as in effect from time to time and to engage in such other activities as are permitted by the Partnership Agreement or are incidental or ancillary thereto as the General Partner shall deem necessary or advisable, all upon the terms and conditions set forth in the Partnership Agreement.
Amendment to the Partnership Agreement
The terms and provisions of the Partnership Agreement may be modified, amended or waived at any time and from time to time with the written consent of the General Partner (including an amendment in the form of a merger, consolidation, conversion or similar transaction into a successor entity to the Fund); provided that any modification, amendment or waiver that is viewed by the General Partner in its sole discretion, as a whole together with all such modification, amendment or waiver, as having a material adverse effect on the Shareholders in the aggregate shall require the approval of the Independent Directors and will not take effect until the Shareholders have received notice of such modification, amendment or waiver (including through a Exchange Act report) and, following receipt of such notice, at least two (2) redemption offers of Units have taken place (it being understood that an amendment to the Partnership Agreement made in accordance with Section 11.3(f) therein shall not be construed to have a material adverse effect on the Shareholders in the aggregate and shall not require the approval of the Independent Directors).
Actions Related to Merger, Conversion, Reorganization or Dissolution
The General Partner may in its sole discretion enter into any one or more transactions related to capital or conversion events, including a merger, conversion, consolidation or other reorganization of the Fund and take all actions necessary or desirable to affect any such transactions, as further described in the Partnership Agreement.
Exclusive Delaware Jurisdiction
Any action or proceeding against the parties relating in any way to the Partnership Agreement shall be brought and enforced in the courts of the State of Delaware or, to the extent that subject matter jurisdiction exists therefor, the United States federal district courts in the State of Delaware, and the parties irrevocably submit to the jurisdiction of all such courts in respect of any such action or proceeding.
Fiduciary Duties
The Board of Directors (including the Independent Directors) owe a duty to use their reasonable business judgment to act in the best interests of the Fund with respect to matters of the Fund that are within the Board of
Directors’ authority, as described in the Partnership Agreement.
Indemnification of Directors, Officers, the General Partner and Investment Manager; Advance of
Expenses
As further explained in the Partnership Agreement and to the fullest extent permitted by law, we will indemnify and hold harmless each of the Indemnified Parties from and against any and all claims, liabilities, damages, losses, costs and expenses (including legal fees and amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim) of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by any Indemnified Party and arise out of or in connection with the affairs of the Fund or any
Intermediate Entity, including acting as a director or the equivalent of any entity in which an Investment is made, or the performance by such Indemnified Party of any of the General Partner’s responsibilities hereunder or otherwise in connection with the matters contemplated herein or in the Advisory Agreement; provided, that an Indemnified Party shall be entitled to indemnification hereunder only to the extent that such Indemnified Party’s conduct did not constitute Disabling Conduct.
The Fund’s indemnification obligations will be satisfied from the Fund’s assets. Upon prior written approval by the General Partner, the Fund will advance expenses that are reasonably incurred by a CPEP Indemnified Party in the defense or settlement of any claim that is subject to indemnification.
Jury Trial Waiver
The Partnership Agreement provides that its partners will waive their respective rights to trial by jury in any action or proceeding arising out of or related to the Partnership Agreement, to the maximum extent permitted by law. In addition, Shareholders cannot waive the Fund’s compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder.